EVOLUS, INC.
CONVERTIBLE PROMISSORY NOTE
PURCHASE AGREEMENT
This Convertible Promissory Note Purchase Agreement (this “Agreement”) is made as of July 6, 2020, by and among Evolus, Inc., a Delaware corporation (the “Company”), and Daewoong Pharmaceutical Co., Ltd. (the “Purchaser”).
RECITALS
A.    The Company and the Purchaser previously entered into that certain License and Supply Agreement dated September 30, 2013 (the “License and Supply Agreement”).
B.    The Company desires to issue and sell, and the Purchaser desires to purchase, a convertible promissory note in substantially the form attached to this Agreement as Exhibit A (the “Note”) in the principal amount of $40,000,000, which such Note shall be convertible on the terms stated therein into shares of the Company’s Common Stock (such shares of Common Stock issuable upon conversion of the Note, the “Conversion Shares” and together with the Note, the “Securities”).
AGREEMENT
In consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties to this Agreement agree as follows:
1.    Purchase and Sale of Note.
(a)    Sale and Issuance of Note. Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase at the Closing (as defined below), and the Company agrees to sell and issue to the Purchaser at the Closing, the Note (collectively, the “Sale”). The purchase price of the Note shall be $40,000,000.
(b)    Closing; Delivery. The initial purchase and sale of Notes shall take place at the offices of O’Melveny & Myers LLP, 610 Newport Center Drive, 17th Floor, Newport Beach, CA 92660, at 10:00 a.m., on the earlier of: (x) the date set forth in a notice delivered by Purchaser to the Company (which such date shall be at least two (2) Business Days after the date of the notice) or (y) July 31, 2020, or at such other time and place as the Company and the Purchaser mutually agree upon, orally or in writing (which time and place are designated as the “Closing”). At the Closing, the Company shall deliver to the Purchaser the Note against payment of the purchase price therefor by wire transfer to a bank account designated by the Company.
2.    Use of Proceeds. The Company shall use the proceeds from the sale of the Note first, for satisfaction in full of all amounts owed by the Company to the Purchaser under the License and Supply Agreement or otherwise as of the Closing, and second, to the extent there are any funds left, for the Company’s other general corporate purposes; provided, however, that the Company shall not use the proceeds from the sale of the Note to fund litigation or any dispute for indemnification claims against the Purchaser or its Affiliates in connection with or related to the License and Supply Agreement.
3.    Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as of the Closing that:
(a)Organization, Standing and Power. Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing, to the extent applicable, under the laws of its jurisdiction of incorporation or organization, and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of the Company and its Subsidiaries is duly qualified and in good standing, to the extent applicable, to do business as a foreign corporation or other legal entity in each other jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except in each case where the failure to so qualify would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect. None of the Company or any of its Subsidiaries is in violation of its Organizational Documents.
(b)Authority. The Company has all necessary power and authority to execute and deliver this

Agreement and the Note, to perform its obligations hereunder and thereunder and to consummate the Sale. The execution and delivery of this Agreement and the Note by the Company and the consummation by the Company of the Sale have been duly and validly authorized by all necessary action, and no other proceedings on the part of the Company are necessary to authorize this Agreement and the Note or to consummate the Sale. This Agreement and the Note, when executed and delivered by the Company and assuming due authorization, execution and delivery by the Purchaser, constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar Laws relating to or affecting creditors generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Board of Directors of the Company has determined, at a duly convened meeting or pursuant to a unanimous written consent, that the consummation of the Sale (including without limitation the issuance of the Conversion Shares), are in the best interests of the Company.
(c)    No Conflict; Required Filings and Consents.
(i)The execution and delivery of this Agreement and the Note by the Company do not, and the consummation by the Company of the Sale will not, conflict with, result in a violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result by its terms in the termination, amendment, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a Lien on, or the loss of, any assets pursuant to: (A) any provision of the Organizational Documents of the Company or (B) except as, in the aggregate, would not reasonably be likely to have a Company Material Adverse Effect, subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (ii) below, (1) any loan, credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise or license of the Company or any Subsidiary of the Company, or (2) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any Subsidiary of the Company or their respective properties or assets.
(ii)The execution and delivery of this Agreement by the Company do not, and the consummation of the Sale by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority or any other Person, other than:
(1)filings and reports required under the Exchange Act;
(2)any filings pursuant to Regulation D of the Securities Act or required by applicable state securities laws; and
(3)compliance with the rules and regulations of NASDAQ (including the application to list the Conversion Shares with NASDAQ), if required.
(d)    SEC Filings; Financial Statements.
(i)The Company has filed on a timely basis the SEC Reports. The SEC Reports (A) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and (B) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.
(ii)    Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the SEC Reports was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto and, in the case of quarterly financial statements, as permitted by Quarterly Reports on Form 10-Q under the Exchange Act) and each fairly presented in all material respects the consolidated financial position, results of operations and cash flows of the Company and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments).
(e)    Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in subsequent SEC Reports filed prior to the date hereof, there have been no events, occurrences or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect. Since the date of the latest audited financial statements included within the SEC Reports, except for the transactions contemplated by this Agreement, no event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition that is required to have been disclosed by the Company under applicable U.S. federal securities laws at the time this representation is made that has not been publicly disclosed at least one Business Day prior to the date that this representation is made.
(f)    Compliance. Except as disclosed in the SEC Reports, neither the Company nor any of its Subsidiaries (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any of its Subsidiaries under), nor has the Company or any of its Subsidiaries received written notice of a claim that it is in default under or that it is in violation of, any loan, credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license or other contract (whether or not such default or violation has been waived), (ii) is in violation of any order of which the Company or any of its Subsidiaries has been made aware in writing of any court, arbitrator or governmental body having jurisdiction over the Company or any of its Subsidiaries or their respective properties or assets, or (iii) is in violation of, or in receipt of written notice that it is in violation of, any statute, rule or regulation of any Governmental Authority applicable to the Company or any of its Subsidiaries, except in each case as would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(g)    Brokers. No broker, finder, investment banker or other person is entitled to any brokerage, finder’s or other fee or commission in connection with the Sale based upon arrangements made by or on behalf of the Company.
(h)    Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth herein, (i) no registration under the Securities Act is required for the Sale and (ii) the Sale does not contravene the rules and regulations of NASDAQ.

(i)    Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. The Company is in compliance in all material respects with the listing and maintenance requirements for continued trading of the Common Stock on NASDAQ. To the extent required, the Common Stock issuable upon conversion of the Note will be approved for listing with NASDAQ in accordance with its listing standards.
(j)    Stock Reserve. The Company has reserved, out of its authorized but unissued and unreserved shares of Common Stock, a number of shares of Common Stock sufficient to permit the conversion of the Note.
4.    Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as of the Closing that:
(a)    Organization. The Purchaser is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not prevent or delay consummation of the Sale, or otherwise prevent the Purchaser from performing its obligations under this Agreement.
(b)    Authority. The Purchaser has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Sale. The execution and delivery of this Agreement by the Purchaser and the consummation by the Purchaser of the Sale have been duly and validly authorized by all necessary action, and no other proceedings on the part of the Purchaser are necessary to authorize this Agreement or to consummate the Sale. This Agreement has been duly and validly executed and delivered by the Purchaser, and, assuming due authorization, execution and delivery by the Company, constitutes legal, valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar Laws relating to or affecting creditors generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(c)    No Conflict; Required Filings and Consents.

(i)The execution and delivery of this Agreement by the Purchaser does not, and the consummation by the Purchaser of the Sale will not, conflict with, or result in a violation of, constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result by its terms in the termination, amendment, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a Lien on, or the loss of, any assets pursuant to: (A) any provision of the Organizational Documents of the Purchaser or (B) except as, in the aggregate, would not reasonably be likely to have a Purchaser Material Adverse Effect, subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (ii) below, (1) any loan, credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, or (2) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Purchaser or any Subsidiary of the Purchaser or their respective properties or assets.
(ii)The execution and delivery of this Agreement by the Purchaser do not, and the consummation of the Sale by the Purchaser does not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority or any other Person

(d)    Non-Distribution. The Purchaser is purchasing the Note for its own account for investment purposes only and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable Laws.

(e)    Accredited Investor Status. The Purchaser is an “accredited investor” as that term is defined in Rule 501(a)(3) of Regulation D promulgated under the Securities Act. The Purchaser was not organized solely for the purpose of acquiring the Note.

(f)    Reliance on Exemptions. The Purchaser understands that the Note is being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility the Purchaser to acquire the Note.

(g)    Information. The Purchaser and its advisors have been furnished with all materials relating to the business, finances and operations of the Company and its Subsidiaries and materials relating to the offer and sale of the Note, which have been requested by the Purchaser. The Purchaser and its advisors have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. The Purchaser understands that its investment in the Securities involves a high degree of risk. The Purchaser has sought such accounting, legal, tax and other advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Note. The Purchaser is able to bear the economic risk of holding the Securities for an indefinite period of time (including total loss of its investment), and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of such investment.
(h)    Transfer or Resale. The Purchaser understands that the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be transferred unless subsequently registered thereunder or sold or transferred pursuant to an exemption from such registration.
(i)    Legends. The Purchaser understands that the Securities, and any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends:

(i)    “THIS CONVERTIBLE NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES IN THE UNITED STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”
(ii)    “In accordance with a certain Subordination Agreement by and among the Secured Party, the cOMPANY and Oxford Finance LLC, in its capacity as Collateral Agent,  the Secured Party has subordinated any security interest or lien that Secured Party may have in any property of the COMPANY to the security interest of Oxford Finance LLC and the Lenders identified therein in all assets of the COMPANY, notwithstanding the respective dates of attachment or perfection of the security interest of the Secured Party and Oxford Finance LLC and the Lenders.”

(iii)    Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the securities so legended.
(j)    Foreign Investors. If the Purchaser is not a United States person (as defined by Rule 902(k) under the Securities Act), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. The Purchaser’s subscription and payment for, and the Purchaser’s continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of the Purchaser’s jurisdiction. The Purchaser also hereby represents that the Purchaser is not a “10-percent shareholder” as defined in Section 871(h) of the Internal Revenue Code of 1986, as amended.
(k)    Subordination. The Purchaser acknowledges and understands that the Note shall be subordinate to certain other indebtedness of the Company pursuant to the terms and conditions of that certain Subordination Agreement dated as of the date hereof by and between Oxford Finance LLC and the Purchaser (the “Subordination Agreement”).
(l)    Brokers. No broker, finder, investment banker or other person is entitled to any brokerage, finder’s or other fee or commission in connection with the Sale based upon arrangements made by or on behalf of the Purchaser.
5.    Conditions of the Purchasers’ Obligations at Closing. The obligations of the Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:
(a)    Representations and Warranties. The representations and warranties of the Company contained in Section 3 shall be true in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.
(b)    Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Notes pursuant to this Agreement shall be obtained and effective as of the Closing.
(c)    Subordination Agreement. Oxford Finance LLC and the Company shall each have executed and delivered the Subordination Agreement.
6.    Conditions of the Company’s Obligations at Closing. The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

(a)    Representations and Warranties. The representations and warranties of the Purchaser contained in Section 4 shall be true in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.
(b)    Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Notes pursuant to this Agreement shall be obtained and effective as of the Closing.
(c)    Subordination Agreement. The Purchaser shall have executed and delivered the Subordination Agreement.
7.    Covenants.
(a)    Public Announcements. The parties shall consult with each other before issuing any press release with respect to this Agreement or the Sale and neither shall issue any such press release, make any such public statement or make any filings required by Law without the prior consent of the other, which consent shall not be unreasonably withheld or delayed; provided, however, that a party may, without the prior consent of the other party, issue such press release, make such public statement or disclosure or make such required filing as may upon the advice of counsel be required by Law or any exchange on which the Company’s securities are listed if, to the extent time permits, it has used all reasonable efforts to consult with the other party prior thereto; provided, further, however, that a party may publish, make, repeat or otherwise use any statement previously consented to by the other unless and until such other party objects in writing to the use thereof.
(b)    Reporting Requirements; Rule 144. Until the first anniversary of the date of this Agreement, the Company shall use its commercially reasonable efforts (i) to be and remain in compliance with the periodic filing requirements imposed under the SEC’s rules and regulations, including the Exchange Act, and any other applicable laws or rules, and (ii) to timely file all forms, reports and documents required to be filed by the Company with the SEC (including the exhibits thereto and documents incorporated by reference therein), including pursuant to Section 13(a) or 15(d) of the Exchange Act to enable Purchaser to sell the Securities without registration under the Securities Act consistent with the exemptions from registration under the Securities Act provided by (A) Rule 144 under the Securities Act, as amended from time to time, or (B) any similar SEC rule or regulation then in effect.
8.    Defined Terms. For purposes of this Agreement, the following terms shall have the following meanings:
(a)    “Action” shall mean any action, suit, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against the Company, any Subsidiary of the Company or any of their respective properties or any officer, director or employee of the Company or any Subsidiary of the Company acting in his or her capacity as an officer, director or employee before or by any federal, state, county, local or foreign court, arbitrator, governmental or administrative agency, or regulatory authority.
(b)    “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.
(c)    “Business Day” shall mean any day other than (i) a Saturday or a Sunday or (ii) a day on which banking and savings and loan institutions are authorized or required by Law to be closed in Los Angeles, CA.
(d)    “Code” shall mean the Internal Revenue Code of 1986, as amended.
(e)    “Company Material Adverse Effect” shall mean, when used in connection with the Company or any of its Subsidiaries, any event, circumstance, change or effect individually or collectively with one or more other events, circumstances, changes or effects, that (i) has had, or is reasonably likely to have, a material adverse effect on the business, assets, financial condition or results of operations of the Company and its Subsidiaries taken as a whole, or (ii) is, or is reasonably likely to, prevent or materially delay the consummation of the Sale; provided, however, that any event, circumstance, change or effect resulting from any of the following, individually or collectively, will not be considered when determining whether a Company Material Adverse Effect has occurred for purposes of clause (i) above: (A) any change in economic conditions generally or capital and financial markets generally, including changes in interest or exchange rates, (B) any change in the industry generally in which the Company or its Subsidiaries operate, (C) any change in Laws or accounting standards, or the enforcement or interpretation thereof, applicable to the Company or its Subsidiaries, (D) conditions in jurisdictions in which the Company or its Subsidiaries operate, including a pandemic, hostilities, acts of war, sabotage, terrorism or military actions, or any escalation or worsening of any of the foregoing, (E) any action taken by the Purchaser and any of its Affiliates or representatives, (F) any hurricane, flood, tornado, earthquake or other natural disaster, (G) the failure in and of itself of the Company or its Subsidiaries to achieve any financial projections or forecasts (but not the underlying cause of such failure), (H) changes in the trading price or trading volume of the Common Stock (I) any change in the status of, or the resolution of, any Action disclosed in the SEC Reports or (J) any negative judgment, or adverse outcome or result in connection with the U.S. International Trade Commission matter entitled In the Matter of Certain Botulinum Toxin Products; provided, that any adverse effects resulting from matters described in any of the foregoing clauses (A), (B), (C), (D), (F) or (H) may be taken into account in determining whether there is or has been a Company Material Adverse Effect to the extent, and only to the extent, that they have a materially disproportionate effect on the Company or its Subsidiaries relative to other participants in the industries or geographies in which the Company or its Subsidiaries operate.
(f)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(g)    “GAAP” shall mean generally accepted accounting principles.
(h)    “Governmental Authority” shall mean any national, federal, state, provincial or local governmental, regulatory or administrative authority, agency, instrumentality, commission, court, tribunal, arbitral body or self-regulated entity, whether domestic or foreign.
(i)    “Laws” shall include all foreign, federal, state and local laws, statutes, ordinances, rules, regulations, orders, judgments and decrees.
(j)    “Liens” shall mean any liens, pledges, security interests, claims, options, rights of first offer or refusal, charges or other encumbrances.
(k)    “Organizational Documents” shall mean, with respect to any entity, the certificate or articles of incorporation and by-laws of such entity, or any similar organizational documents of such entity in effect as of the date of this Agreement.
(l)    “Person” shall mean any individual, firm, corporation, partnership, limited liability company or other entity, and shall include any successor (by merger, amalgamation or otherwise) of such entity.
(m)    “Purchaser Material Adverse Effect” shall mean, with respect to the Purchaser, any event, circumstance, change or effect individually or collectively with one or more other events, circumstances, changes or effects, that is or would be reasonably likely to prevent or materially delay the consummation of the Sale.
(n)    “SEC” shall mean the United States Securities and Exchange Commission.
(o)    “SEC Reports” shall mean the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on February 25, 2020, the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020 filed with the SEC on May 11, 2020, the Company’s Current Reports on Form 8-K filed with the SEC on April 16, 2020, May 4, 2020 and May 11, 2020 and the information specifically incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 from the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 21, 2020 (including, in each case, the exhibits thereto and documents incorporated by reference therein).
(p)    “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
(q)    “Subsidiary” shall mean, when used with respect to the Purchaser, any other Person that the Purchaser directly or indirectly owns or has the power to vote or control more than 50.0% of (i) any class or series of capital stock of such Person, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person.

9.    Miscellaneous.
(a)    Survival. The representations, warranties and covenants contained in this Agreement shall survive the Closing for a period of one year.
(b)    Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
(c)    Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.
(i)    This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.
(ii)    Any claim, complaint, or action brought under this Note shall be brought in a court of competent jurisdiction in the State of Delaware, whose courts shall have exclusive jurisdiction over claims, complaints, or actions brought under this Note, and the parties hereby agree and submit to the personal jurisdiction and venue thereof.
(iii)    THE COMPANY AND THE PURCHASER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS NOTE OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE COMPANY AND THE PURCHASER EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE COMPANY AND THE PURCHASER MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
(d)    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. This Agreement may also be executed and delivered by facsimile or other electronic delivery of signature.
(e)    Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
(f)    Notices. Any notice or communication provided for by this Agreement shall be in writing and shall be delivered in person, or sent by telecopy or fax or electronic mail, or mailed, first class, postage prepaid, or sent by internationally recognized overnight delivery service addressed to the Company or the Purchaser at their respective addresses, email addresses or fax numbers set forth on the signature page hereto. All notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if faxed or emailed.
(g)    Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company and the Purchaser (which may be withheld by each of the Company and the Purchaser in their respective sole and absolute discretion). Any amendment or waiver effected in accordance with this Section 9(g) shall be binding upon the Purchaser and each transferee of the Securities, each future holder of all such Securities, and the Company.
(h)    Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(i)    Entire Agreement. This Agreement, and the documents referred to herein, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.
(j)    Expenses. The Company and the Purchaser shall each bear its respective expenses and legal fees incurred with respect to this Agreement and the transactions contemplated hereby.
[Signature page follows]

The parties have executed this Convertible Promissory Note Purchase Agreement as of the date first written above.

COMPANY:

EVOLUS, INC.

By:     /s/David Moatazedi
Name: David Moatazedi
Title:     President and Chief Executive Officer

Address: 520 Newport Center Dr., Suite 1200
Newport Beach, CA 92660

[Signature Page - Convertible Note Purchase Agreement]

The parties have executed this Convertible Promissory Note Purchase Agreement as of the date first written above.
PURCHASER:

DAEWOONG PHARMACEUTICAL CO., LTD.

By:     /s/Seng-Ho Jeon
Name: Seng-Ho Jeon
Title:     CEO

Address:

[Signature Page - Convertible Note Purchase Agreement]

EXHIBIT A

FORM OF CONVERTIBLE PROMISSORY NOTE